UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2025

Blackstone Private Real Estate Credit and Income Fund
(Exact name of registrant as specified in its charter)

Delaware	814-01853	33-6657275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue New York, NY	10154
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 583-5000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Certain Officers; Appointment of Certain Officers.

On October 29, 2025, the Board of Trustees (the “Board”) of Blackstone Private Real Estate Credit and Income Fund (the “Fund”) appointed David Rosen as the Chief Financial Officer of the Fund effective as of the close of business on October 29, 2025. Mr. Rosen, born 1983, is a Managing Director in the Blackstone Real Estate Debt Strategies (“BREDS”) Group based in New York. Mr. Rosen oversees valuations, financial reporting, and portfolio operations for the BREDS business. Before joining Blackstone in 2016, Mr. Rosen worked at General Electric where he held multiple roles across their Asset Management and Treasury groups. Prior to those roles, Mr. Rosen was a member of General Electric’s Corporate Audit Staff and a graduate of its Financial Management Program. Mr. Rosen received a BS in Applied Economics and Management from Cornell University.
Mr. Rosen’s appointment coincides with the resignation, effective as of the close of business on October 29, 2025, of Anthony F. Marone, Jr. as the Chief Financial Officer of the Fund. Mr. Marone’s decision to resign was not the result of any disagreement relating to Blackstone or the Fund’s operations, policies or practices. Mr. Marone will continue his role as a Managing Director in the Blackstone Real Estate group and the Global Head of Real Estate Finance.

There are no family relationships between Mr. Rosen and any director or executive officer of the Fund, and he is not a party to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE REAL ESTATE CREDIT AND INCOME FUND

Date: October 30, 2025	By:	/s/ William Renahan
	Name:	William Renahan
	Title:	Chief Compliance Officer and Secretary